Exhibit 99.3

COMBINED FINANCIAL STATEMENTS

TWC Cable Systems to be Sold or Exchanged in the
Divestiture Transactions with Charter Communications, Inc.
(A Carve-Out of Time Warner Cable Inc.)
For the Years Ended December 31, 2013, 2012 and 2011
With Report of Independent Auditors

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

Report of Independent Auditors

To the Board of Directors
of Time Warner Cable Inc.:

We have audited the accompanying combined financial statements of the TWC Cable Systems to be Sold or Exchanged in the Divestiture Transactions with Charter Communications, Inc. (A Carve-Out of Time Warner Cable Inc.), which comprise the combined balance sheet as of December 31, 2013 and 2012, and the related combined statements of operations, cash flows and equity for each of the three years in the period ended December 31, 2013, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the TWC Cable Systems to be Sold or Exchanged in the Divestiture Transactions with Charter Communications, Inc. (A Carve-Out of Time Warner Cable Inc.) at December 31, 2013 and 2012, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Charlotte, North Carolina
October 29, 2014

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

COMBINED BALANCE SHEET

	December 31,
	2013	2012

	(in millions)
ASSETS
Current assets:
Cash and equivalents	$36	$49
Receivables, less allowances of $18 million as of December 31, 2013 and 2012	239	229
Deferred income tax assets	141	159
Other current assets	20	24
Total current assets	436	461
Property, plant and equipment, net	2,941	3,099
Intangible assets subject to amortization, net	351	432
Intangible assets not subject to amortization	7,271	7,271
Goodwill	1,178	1,178
Other assets	13	4
Total assets	$12,190	$12,445

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48	$92
Deferred revenue and subscriber-related liabilities	19	22
Accrued programming and content expense	210	220
Other current liabilities	218	231
Total current liabilities	495	565
Deferred income tax liabilities, net	3,047	2,904
Other liabilities	44	35
Commitments and contingencies (Note 9)
TWC investment in the Sale/Exchange Cable Systems	8,604	8,941
Total liabilities and equity	$12,190	$12,445

See accompanying notes.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2013	2012	2011

	(in millions)
Revenue	$5,503	$5,286	$4,110
Costs and expenses:
Programming and content	1,214	1,155	924
Sales and marketing	504	439	336
Technical operations	364	359	289
Customer care	193	183	146
Other operating	711	698	544
Depreciation	704	717	529
Amortization	85	72	3
Merger-related and restructuring costs	21	60	10
Corporate charges from TWC and affiliates	417	407	347
Shared asset usage charges from TWC and affiliates	105	86	72
Total costs and expenses	4,318	4,176	3,200
Operating income	1,185	1,110	910
Other expense, net	-	(2)	-
Income before income taxes	1,185	1,108	910
Income tax provision	(449)	(435)	(339)
Net income	736	673	571
Less: Net income attributable to noncontrolling interest	-	(3)	(3)
Net income attributable to the Sale/Exchange Cable Systems	$736	$670	$568

See accompanying notes.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

COMBINED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2013	2012	2011

	(in millions)
OPERATING ACTIVITIES
Net income	$736	$673	$571
Adjustments for noncash and nonoperating items:
Depreciation	704	717	529
Amortization	85	72	3
Deferred income taxes	161	151	118
Equity-based compensation expense	2	2	2
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(8)	(16)	(3)
Accounts payable and other liabilities	(34)	20	(2)
Other changes	(10)	4	(10)
Cash provided by operating activities	1,636	1,623	1,208

INVESTING ACTIVITIES
Capital expenditures	(577)	(518)	(438)
Business acquisitions, net of cash acquired	-	(1,339)	(242)
Other investing activities	3	7	-
Cash used by investing activities	(574)	(1,850)	(680)

FINANCING ACTIVITIES
Net contributions from (distributions to) TWC	(1,075)	2,039	(532)
Repayment of long-term debt assumed in Insight acquisition	-	(1,730)	-
Acquisition of noncontrolling interest	-	(32)	-
Other financing activities	-	(29)	(2)
Cash provided (used) by financing activities	(1,075)	248	(534)

Increase (decrease) in cash and equivalents	(13)	21	(6)
Cash and equivalents at beginning of year	49	28	34
Cash and equivalents at end of year	$36	$49	$28

See accompanying notes.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

COMBINED STATEMENT OF EQUITY

		Non-
	TWC	Controlling	Total
	Investment	Interest	Equity

	(in millions)
Balance as of December 31, 2010	$6,219	$4	$6,223
Net distributions to TWC	(530)	-	(530)
Net income	568	3	571
Other changes	-	(3)	(3)
Balance as of December 31, 2011	6,257	4	6,261
Net contributions from TWC	2,041	-	2,041
Net income	670	3	673
Acquisition of noncontrolling interest	(27)	(5)	(32)
Other changes	-	(2)	(2)
Balance as of December 31, 2012	8,941	-	8,941
Net distributions to TWC	(1,073)	-	(1,073)
Net income	736	-	736
Balance as of December 31, 2013	$8,604	$-	$8,604

See accompanying notes.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Time Warner Cable Inc. (together with its subsidiaries, “TWC”) is among the largest providers of video, high-speed data and voice services in the U.S., with technologically advanced, well-clustered cable systems located mainly in five geographic areas - New York State, the Carolinas, the Midwest, Southern California and Texas.

On February 12, 2014, TWC entered into an Agreement and Plan of Merger with Comcast Corporation (“Comcast”) whereby TWC agreed to merge with and into a 100% owned subsidiary of Comcast (the “Comcast merger”). Upon completion of the Comcast merger, all of the outstanding shares of TWC will be cancelled and each issued and outstanding share will be converted into the right to receive 2.875 shares of Class A common stock of Comcast. TWC and Comcast expect to complete the merger in early 2015, subject to receipt of regulatory approvals, as well as satisfaction of certain other closing conditions.

On April 25, 2014, Comcast entered into a binding agreement with Charter Communications, Inc. (“Charter”), which contemplates three transactions (the “divestiture transactions”): (1) a contribution, spin-off and merger transaction, (2) an asset exchange and (3) a sale of assets. The completion of the divestiture transactions will result in Comcast divesting a net total of approximately 3.9 million video subscribers, a portion of which are currently TWC subscribers (primarily in the Midwest). The divestiture transactions are expected to occur contemporaneously with one another and are conditioned upon and will occur following the closing of the Comcast merger. They are also subject to a number of other conditions. The Comcast merger is not conditioned upon the closing of the divestiture transactions and, accordingly, the Comcast merger can be completed regardless of whether the divestiture transactions are ultimately completed.

In connection with the divestiture transactions, cable systems (primarily in the Midwest) owned and operated by TWC prior to the Comcast merger are expected to be divested by Comcast (collectively, the “Sale/Exchange Cable Systems”).  As of December 31, 2013, the Sale/Exchange Cable Systems served approximately 3.0 million video subscribers primarily in Ohio, Kentucky, Wisconsin and Indiana. These financial statements represent the combined financial position, results of operations and cash flows of the Sale/Exchange Cable Systems.

Basis of Presentation

The combined financial statements of the Sale/Exchange Cable Systems are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Sale/Exchange Cable Systems are an integrated business of TWC and are not a stand-alone entity. The financial information included herein was derived from the consolidated financial statements and accounting records of TWC and may not necessarily reflect the combined financial position, results of operations and cash flows of the Sale/Exchange Cable Systems in the future or what they would have been had the Sale/Exchange Cable Systems operated as a separate, stand-alone entity during the periods presented. The combined financial statements of the Sale/Exchange Cable Systems include all of the assets, liabilities, revenue, expenses and cash flows of the Sale/Exchange Cable Systems, as well as expense allocations deemed reasonable by management, to present the combined financial position, results of operations and cash flows of the Sale/Exchange Cable Systems on a stand-alone basis. The combined financial statements only include assets and liabilities that are specifically attributable to the Sale/Exchange Cable Systems. Management believes expense allocations are reasonable; however, they may not be indicative of the actual level of expense that would have been incurred by the Sale/Exchange Cable Systems if such systems had operated as a separate, stand-alone entity or of the costs expected to be incurred in the future. Refer to Note 7 for further information related to expense allocation methodologies.

All intercompany accounts and transactions within the Sale/Exchange Cable Systems have been eliminated. All intercompany transactions between the Sale/Exchange Cable Systems and TWC have been included in these combined financial statements and are considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. The net effect of the settlement of these intercompany transactions is reflected in “TWC investment in the Sale/Exchange Cable Systems” in the combined balance sheet and in “net contributions from (distributions to) TWC” in the financing activities section of the combined statement of cash flows.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and footnotes thereto. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the combined financial statements include accounting for allowances for doubtful accounts, depreciation and amortization, business combinations, income taxes, loss contingencies, certain programming arrangements and allocation of charges for corporate shared support functions and shared asset usage. Certain allocation methodologies used to prepare the combined financial statements are based on estimates and have been described in the notes, where appropriate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Equivalents

Cash and equivalents primarily represent cash held locally by the Sale/Exchange Cable Systems. See Note 7 for additional information related to cash management.

Accounts Receivable

Accounts receivable are recorded at net realizable value. An allowance for doubtful accounts is maintained, which is determined after considering past collection experience, aging of accounts receivable, general economic factors and other considerations.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, and depreciation on these assets is provided using the straight-line method over their estimated useful lives. Costs associated with the construction of transmission and distribution facilities are capitalized. With respect to customer premise equipment, which includes set-top boxes and high-speed data and telephone modems, installation costs are capitalized only upon the initial deployment of these assets. All costs incurred in subsequent disconnects and reconnects of previously installed customer premise equipment are expensed as incurred. Standard capitalization rates are used to capitalize installation activities. Significant judgment is involved in the development of these capitalization standards, including the average time required to perform an installation and the determination of the nature and amount of indirect costs to be capitalized. The capitalization standards are reviewed at least annually and adjusted, if necessary, based on comparisons to actual costs incurred. Generally, expenditures for tangible fixed assets having a useful life of greater than one year are capitalized. Capitalized costs include direct material, labor and overhead. The costs associated with the repair and maintenance of existing tangible fixed assets are expensed as incurred.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Property, plant and equipment and related accumulated depreciation as of December 31, 2013 and 2012 consisted of the following:

			Estimated
	December 31,		Useful
	2013	2012	Lives

	(in millions)		(in years)
Land, buildings and improvements(a)	$247	$243	3-20
Distribution systems	4,984	4,627	2-25
Converters and modems	1,377	1,386	3-5
Vehicles and other equipment	385	374	3-10
Capitalized software costs(b)	77	73	3-5
Construction in progress	35	50
Property, plant and equipment, gross	7,105	6,753
Accumulated depreciation	(4,164)	(3,654)
Property, plant and equipment, net	$2,941	$3,099
———

(a)	Land, buildings and improvements includes $27 million and $28 million related to land as of December 31, 2013 and 2012, respectively, which is not depreciated.

(b)
Capitalized software costs reflect certain costs incurred for the development of internal use software, including costs associated with coding, software configuration, upgrades and enhancements. These costs, net of accumulated depreciation, totaled $21 million and $26 million as of December 31, 2013 and 2012, respectively. Depreciation of capitalized software costs was $9 million in 2013, $7 million in 2012 and $7 million in 2011.

Intangible Assets and Goodwill

Finite-lived intangible assets consist primarily of customer relationships, cable franchise renewals and access rights. Acquired customer relationships are capitalized and amortized over their estimated useful lives and costs to negotiate and renew cable franchise rights are capitalized and amortized over the term of the new franchise agreement.

Indefinite-lived intangible assets consist of cable franchise rights that are acquired in an acquisition of a business. Goodwill is recorded for the excess of the acquisition cost of an acquired entity over the estimated fair value of the identifiable net assets acquired. Cable franchise rights and goodwill are not amortized.

Fair Value Estimates

Business Combinations

Upon the acquisition of a business, the fair value of the assets acquired and liabilities assumed must be estimated. This requires judgments regarding the identification of acquired assets and liabilities assumed, some of which may not have been previously recorded by the acquired business, as well as judgments regarding the valuation of all identified acquired assets and assumed liabilities. The assets acquired and liabilities assumed are determined by reviewing the operations, interviewing management and reviewing the financial, contractual and regulatory information of the acquired business. Once the acquired assets and assumed liabilities are identified, the fair values of the assets and liabilities are estimated using a variety of approaches that require significant judgments. For example, intangible assets are typically valued using a discounted cash flow (“DCF”) model which requires estimates of the future cash flows that are attributable to the intangible asset. A DCF analysis also requires significant judgments regarding the selection of discount rates that are intended to reflect the risks that are inherent in the projected cash flows, the determination of terminal growth rates, and judgments about the useful life and pattern of use of the underlying intangible asset. As another example, the valuation of acquired property, plant and equipment requires judgments about current market values, replacement costs, the physical and functional obsolescence of the assets and their remaining useful lives. A failure to appropriately assign fair values to acquired assets and assumed liabilities could significantly impact the amount and timing of future depreciation and amortization expense, as well as significantly overstate or understate assets or liabilities. Refer to Note 3 for further details.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Indefinite-lived Intangible Assets and Goodwill

At least annually, separate tests are performed to determine if the Sale/Exchange Cable Systems’ indefinite-lived intangible assets (primarily cable franchise rights) and goodwill are impaired. In September 2011, the FASB issued authoritative guidance that allows a company the option to use a qualitative approach to test goodwill for impairment and, in July 2012, issued similar guidance related to indefinite-lived intangible assets. Under this updated guidance, a qualitative assessment may be performed to determine if an impairment is more likely than not to have occurred. If an impairment is more likely than not to have occurred, then a quantitative assessment is required, which may or may not result in an impairment charge. The determination of whether an impairment is more likely than not to have occurred requires significant judgment regarding potential changes in valuation inputs. For the Sale/Exchange Cable Systems’ annual tests performed as of July 1, 2013 and 2012, a qualitative assessment was performed to determine if an impairment is more likely than not to have occurred and, for the annual test performed as of July 1, 2011, a quantitative assessment was performed. Refer to Note 5 for further details.

Long-lived Assets

Long-lived assets (e.g., property, plant and equipment and finite-lived intangible assets) do not require an annual impairment test; instead, long-lived assets are tested for impairment upon the occurrence of a triggering event. Triggering events include the more likely than not disposal of a portion of such assets or the occurrence of an adverse change in the market involving the business employing the related assets. Once a triggering event has occurred, the impairment test is based on whether the intent is to hold the asset for continued use or to hold the asset for sale. If the intent is to hold the asset for continued use, the impairment test first requires a comparison of estimated undiscounted future cash flows generated by the asset group against the carrying value of the asset group. If the carrying value of the asset group exceeds the estimated undiscounted future cash flows, the asset would be deemed to be impaired. The impairment charge would then be measured as the difference between the estimated fair value of the asset and its carrying value. Fair value is generally determined by discounting the future cash flows associated with that asset. If the intent is to hold the asset for sale and certain other criteria are met (e.g., the asset can be disposed of currently, appropriate levels of authority have approved the sale, and there is an active program to locate a buyer), the impairment test involves comparing the asset’s carrying value to its estimated fair value. To the extent the carrying value is greater than the asset’s estimated fair value, an impairment charge is recognized for the difference. Significant judgments in this area involve determining whether a triggering event has occurred, determining the future cash flows for the assets involved and selecting the appropriate discount rate to be applied in determining estimated fair value.

Equity-based Compensation

Certain of the Sale/Exchange Cable Systems’ employees participate in TWC’s stock incentive plans (the “Stock Incentive Plans”). The underlying equity-based awards relate to shares of TWC’s common stock, not to the equity of the Sale/Exchange Cable Systems. TWC is authorized, under the Stock Incentive Plans, to grant restricted stock units and options to purchase shares of TWC’s common stock to its employees. The Sale/Exchange Cable Systems recognizes an amount for equity-based compensation equal to the cost recognized by TWC for awards granted directly to the Sale/Exchange Cable Systems’ employees. Such costs were insignificant to the combined statement of operations of the Sale/Exchange Cable Systems for all periods presented. In addition, as discussed further in Note 7, allocations of equity-based compensation related to certain members of TWC’s executive team and others who provide corporate-related services to the Sale/Exchange Cable Systems are recognized in “corporate charges from TWC and affiliates” in the combined statement of operations.

The cost of employee services received in exchange for an award of equity instruments is measured based on the grant date fair value of the award and is recognized on a straight-line basis over the requisite service period. The Black-Scholes model is used to estimate the grant date fair value of a stock option. Because the option-pricing model requires the use of subjective assumptions, changes in these assumptions can materially affect the fair value of stock options granted. The various inputs used to determine fair value are specific to TWC and are not necessarily representative of what the inputs for the Sale/Exchange Cable Systems would be if such systems had been a stand-alone entity.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Revenue

Revenue generated by the Sale/Exchange Cable Systems consists of residential services, business services, advertising and other revenue.

Residential services revenue consists of (i) video revenue, including subscriber fees received from residential customers for various tiers or packages of video programming services, related equipment rental charges, installation charges and fees collected on behalf of local franchising authorities and the Federal Communications Commission, as well as revenue from the sale of premium networks, transactional video-on-demand (e.g., events and movies) and digital video recorder service; (ii) high-speed data revenue, including subscriber fees received from residential customers for high-speed data services and related equipment rental and installation charges; (iii) voice revenue, including subscriber fees received from residential customers for voice services, along with related installation charges, as well as fees collected on behalf of governmental authorities and (iv) other revenue, including revenue from security and home management services and other residential subscriber-related fees.

Business services revenue consists of (i) video revenue, including the same fee categories received from business video subscribers as described above under residential video revenue; (ii) high-speed data revenue, including subscriber fees received from business customers for high-speed data services and related installation charges, as well as amounts generated by the sale of commercial networking and point-to-point transport services, such as Metro Ethernet services; (iii) voice revenue, including subscriber fees received from business customers for voice services, along with related installation charges, as well as fees collected on behalf of governmental authorities; (iv) wholesale transport revenue, including amounts generated by the sale of point-to-point transport services offered to wireless telephone providers (i.e., cell tower backhaul) and other carriers and (v) other revenue, including revenue from enterprise-class, cloud-enabled hosting, managed applications and services and other business subscriber-related fees.

Advertising revenue is generated through the sale of video and online advertising inventory to local, regional and national advertising customers.

Other revenue primarily includes home shopping network-related revenue (including commissions earned on the sale of merchandise and carriage fees).

Revenue Recognition

Residential and business services subscriber fees are recorded as revenue in the period during which the service is provided. Residential and business services revenue received from subscribers who purchase bundled services at a discounted rate is allocated to each product in a pro-rata manner based on the individual product’s selling price (generally, the price at which the product is regularly sold on a standalone basis). Revenue recognition for bundled services is discussed further in “Multiple-element Transactions-Sales of Multiple Products or Services” below. Installation revenue obtained from traditional cable service connections is recognized as a component of residential and business services revenue when the connections are completed, as installation revenue recognized is less than the related direct selling costs. Advertising revenue is recognized in the period during which the advertisements are exhibited. Home shopping network-related revenue is recognized as revenue in the period during which the merchandise is sold or the carriage fees are earned.

In the normal course of business, the Sale/Exchange Cable Systems acts as or uses an intermediary or agent in executing transactions with third parties. The accounting issue presented by these arrangements is whether revenue should be reported based on the gross amount billed to the ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenue is recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the net amount (gross revenue less expense) is reflected in operating income. Accordingly, the impact on operating income is the same whether the revenue was recorded on a gross or net basis.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

As an example, the Sale/Exchange Cable Systems are assessed franchise fees by franchising authorities, which are passed on to the customer. The accounting issue presented by these arrangements is whether the revenue should be reported based on the gross amount billed to the ultimate customer or on the net amount received from the customer after payments to franchising authorities. In instances where the fees are being assessed directly to the Sale/Exchange Cable Systems, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis. That is, amounts paid to the governmental authorities are recorded as operating costs and expenses and amounts received from the customer are recorded as revenue. The amount of such fees recorded on a gross basis related to video and voice services was $165 million in 2013, $161 million in 2012 and $119 million in 2011.

Operating Costs and Expenses

TWC secures programming on behalf of the Sale/Exchange Cable Systems. Video programming, high-speed data connectivity and voice network costs are recorded as the services are provided. Video programming costs are recorded based on the contractual agreements with programming vendors, which are generally multi-year agreements that provide for payments to be made to programming vendors at agreed upon rates based on the number of subscribers to which the programming service is provided. If a programming contract expires prior to the parties’ entry into a new agreement and the service continues to be distributed, programming costs are estimated during contract negotiations considering the previous contractual rates, inflation and the status of the negotiations. When the programming contract terms are finalized, an adjustment to programming expense is recorded, if necessary, to reflect the terms of the new contract. Estimates are also made in the recognition of programming expense related to other items, such as the accounting for free periods and credits from service interruptions, as well as the allocation of consideration exchanged between the parties in multiple-element transactions. Additionally, judgments are also required when multiple services are purchased from the same programming vendor. In these scenarios, the total consideration provided to the programming vendor is allocated to the various services received based upon their respective estimated fair values. Because multiple services from the same programming vendor may be received over different contractual periods and may have different contractual rates, the allocation of consideration to the individual services may have an impact on the timing of expense recognition. Accounting for consideration exchanged between the parties in multiple-element transactions is discussed further in “Multiple-element Transactions-Contemporaneous Purchases and Sales” below.

Launch fees received from programming vendors are recognized as a reduction of expense on a straight-line basis over the term of the related programming arrangement. Amounts received from programming vendors representing the reimbursement of marketing costs are recognized as a reduction of marketing expense as the marketing services are provided.

Advertising costs are expensed upon the first exhibition of the related advertisements. Marketing expense (including advertising), net of certain reimbursements from programmers, was $166 million in 2013, $161 million in 2012 and $135 million in 2011.

Multiple-element Transactions

Multiple-element transactions involve situations where judgment must be exercised in determining the fair value of the different elements in a bundled transaction. As the term is used here, multiple-element transactions can involve (i) contemporaneous purchases and sales (e.g., advertising services are sold to a customer and, at the same time, programming services are purchased) and/or (ii) sales of multiple products and/or services (e.g., video, high-speed data and voice services are sold to a customer).

Contemporaneous Purchases and Sales

In the normal course of business, TWC, on behalf of the Sale/Exchange Cable Systems, enters into multiple-element transactions where TWC is simultaneously both a customer and a vendor with the same counterparty. For example, when negotiating the terms of programming purchase contracts with cable networks, the sale of advertising to the same cable network may be negotiated at the same time. Arrangements, although negotiated contemporaneously, may be documented in one or more contracts.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

The accounting policy for each transaction negotiated contemporaneously is to record each element of the transaction based on the respective estimated fair values of the products or services purchased and the products or services sold. The judgments made in determining fair value in such transactions impact the amount of revenue, expenses and net income recognized over the respective terms of the transactions, as well as the respective periods in which they are recognized.

In determining the fair value of the respective elements, quoted market prices (where available), historical transactions or comparable cash transactions are considered. The most frequent transactions of this type involve funds received from vendors. Cash consideration received from a vendor is recorded as a reduction in the price of the vendor’s product unless (i) the consideration is for the reimbursement of a specific, incremental, identifiable cost incurred, in which case the cash consideration received would be recorded as a reduction in such cost, or (ii) an identifiable benefit in exchange for the consideration is provided, in which case revenue would be recognized for this element.

With respect to vendor advertising arrangements being negotiated simultaneously with the same cable network, an assessment is performed to assess whether each piece of the arrangement is at fair value. The factors that are considered in determining the individual fair value of the programming vary from arrangement to arrangement and include (i) the existence of a “most-favored-nation” clause or comparable assurances as to fair market value with respect to programming, (ii) a comparison to fees paid under a prior contract and (iii) a comparison to fees paid for similar networks. In determining the fair value of the advertising arrangement, advertising rates paid by other advertisers on the systems of the Sale/Exchange Cable Systems with similar terms are considered.

Sales of Multiple Products or Services

If sales contracts are entered into for the sale of multiple products or services, then the standalone selling price for each deliverable in the transaction is evaluated. For example, video, high-speed data and voice services are sold to subscribers in a bundled package at a rate lower than if the subscriber purchases each product on an individual basis. Revenue received from such subscribers is allocated to each product in a pro-rata manner based on the standalone selling price of each of the respective services on an individual basis. As another example, if a subscriber moves from a bundled package containing two services to a bundled package containing three services, the increase in the total revenue received is not attributed to the additional service. Rather, the total revenue received from such subscribers are allocated to each of the three products in a pro-rata manner based on the relative selling price of each of the respective services on an individual basis.

Income Taxes

The Sale/Exchange Cable Systems’ results of operations have historically been included in the consolidated U.S. federal income tax returns of TWC and applicable state income tax returns. The income tax amounts reflected in the combined financial statements have been determined as if the Sale/Exchange Cable Systems filed a separate income tax return for both U.S. federal and applicable states (the “separate return method”). The Sale/Exchange Cable Systems’ current income tax liabilities related to these separate income tax returns, including any applicable penalties and interest, are treated as being settled with TWC without payment as of the end of each year, which is included in “net contributions from (distributions to) TWC” in the combined statement of equity.

Income taxes are provided using the asset and liability method. Under this method, income taxes (i.e., deferred income tax assets, deferred income tax liabilities, taxes currently payable/refunds receivable and tax expense) are recorded based on amounts refundable or payable in the current year and include the results of any difference between GAAP and tax reporting. Deferred income taxes reflect the tax effect of net operating losses and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, based upon enacted tax laws and expected tax rates that will be in effect when the temporary differences reverse. Valuation allowances are established when management determines that it is more likely than not that some portion or the entire deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

From time to time, transactions occur in which the tax consequences may be subject to uncertainty. Significant judgment is required in assessing and estimating the tax consequences of these transactions. Income tax returns are prepared and filed based on interpretation of tax laws and regulations. In the normal course of business, income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax, interest and penalty assessments by these taxing authorities. In determining the Sale/Exchange Cable Systems’ income tax provision for financial reporting purposes, a reserve for uncertain income tax positions is established unless it is determined that such positions are more likely than not to be sustained upon examination, based on their technical merits. There is considerable judgment involved in determining whether positions taken on the tax return are more likely than not to be sustained.

Income tax reserve estimates are adjusted periodically because of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations. The combined income tax provision of any given year includes adjustments to prior year income tax accruals that are considered appropriate and any related estimated interest. When applicable, interest and penalties are recognized on uncertain income tax positions as part of the income tax provision.

Legal Contingencies

The Sale/Exchange Cable Systems are subject to legal, regulatory and other proceedings and claims that arise in the ordinary course of business. An estimated liability is recorded for those proceedings and claims arising in the ordinary course of business when the loss from such proceedings and claims becomes probable and reasonably estimable. Outstanding claims are reviewed with internal and external counsel to assess the probability and the estimates of loss, including the possible range of an estimated loss. The risk of loss is reassessed as new information becomes available and liabilities are adjusted as appropriate. The actual cost of resolving a claim may be substantially different from the amount of the liability recorded. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the combined financial position but could possibly be material to the combined results of operations or cash flows for any one period.

Subsequent Events

Subsequent events have been considered through October 29, 2014, the date the combined financial statements were available for issuance, in preparing the combined financial statements and footnotes thereto.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

3.	BUSINESS ACQUISITIONS

Insight Acquisition

On February 29, 2012, TWC completed its acquisition of Insight Communications Company, Inc. and its subsidiaries (“Insight”) for $1.339 billion in cash, net of cash acquired. At closing, TWC repaid $1.164 billion outstanding under Insight’s senior secured credit facility (including accrued interest), and terminated the facility. Additionally, during 2012, Insight’s $495 million in aggregate principal amount of senior notes due 2018 were redeemed for $579 million in cash (including premiums and accrued interest). All of the Insight cable systems are included in the Sale/Exchange Cable Systems and the financial results for Insight have been included in the Sale/Exchange Cable Systems’ combined financial statements from the date of acquisition. The purchase price allocation is as follows (in millions):

Property, plant and equipment (primarily distribution systems)	$857
Intangible assets subject to amortization (primarily customer relationships)(a)	477
Intangible assets not subject to amortization (cable franchise rights)	1,747
Goodwill	624
Other current and noncurrent assets	170
Long-term debt	(1,734)
Deferred income tax liabilities, net	(639)
Other current and noncurrent liabilities	(163)
Total purchase price	$1,339
———

(a)	The weighted-average amortization period for customer relationships acquired in the Insight acquisition is 6 years.

NewWave Cable Systems Acquisition

On November 1, 2011, TWC completed its acquisition of certain NewWave Communications (“NewWave”) cable systems in Kentucky and western Tennessee for $259 million in cash. A portion of the NewWave cable systems are included in the Sale/Exchange Cable Systems and the financial results for such systems have been included in the Sale/Exchange Cable Systems’ combined financial statements from the date of acquisition. The purchase price allocation for the NewWave cable systems included in the Sale/Exchange Cable Systems is as follows (in millions):

Current assets	$1
Property, plant and equipment (primarily distribution systems)	69
Intangible assets subject to amortization (primarily customer relationships)(a)	20
Intangible assets not subject to amortization (cable franchise rights)	131
Goodwill	9
Current liabilities	(1)
Total purchase price	$229
———

(a)	The weighted-average amortization period for customer relationships acquired in the acquisition of NewWave cable systems is 6 years.

Other Acquisitions

Additionally, during 2011, TWC completed its acquisition of certain cable systems in Ohio for $13 million in cash, all of which are included in the Sale/Exchange Cable Systems. The financial results for this acquisition have been included in the Sale/Exchange Cable Systems’ combined financial statements from the date of acquisition.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

4.	ACQUISITION OF REMAINING INTEREST IN ERIE

During the fourth quarter of 2012, TWC acquired the remaining 45.81% noncontrolling interest in Erie Telecommunications, Inc. (“Erie”) for $32 million and, as a result, the Sale/Exchange Cable Systems owns 100% of Erie. This acquisition was recorded as an equity transaction and is reflected as a financing activity in the combined statement of cash flows. As a result, the carrying balance of this noncontrolling interest of $5 million was eliminated, and the remaining $27 million, representing the difference between the purchase price and carrying balance, was recorded as a reduction to “TWC investment” in the combined statement of equity.

5.	INTANGIBLE ASSETS AND GOODWILL

Intangible assets and related accumulated amortization as of December 31, 2013 and 2012 consisted of the following (in millions):

	December 31, 2013			December 31, 2012
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net
Intangible assets subject to
amortization:
Customer relationships	$497	$(154)	$343	$497	$(71)	$426
Cable franchise renewals and
access rights	14	(6)	8	17	(11)	6
Other	-	-	-	1	(1)	-
Total	$511	$(160)	$351	$515	$(83)	$432

Intangible assets not subject to
amortization:
Cable franchise rights	$7,271	$-	$7,271	$7,271	$-	$7,271

The Sale/Exchange Cable Systems recorded amortization expense of $85 million in 2013, $72 million in 2012 and $3 million in 2011. Based on the remaining carrying value of intangible assets subject to amortization as of December 31, 2013, amortization expense is expected to be $85 million in 2014, $84 million in 2015, $84 million in 2016, $83 million in 2017 and $14 million in 2018. These amounts may vary as acquisitions and dispositions occur in the future.

Changes in the carrying value of goodwill from January 1 through December 31 are presented below (in millions):

	2013	2012
Balance at beginning of year	$1,178	$554
Acquisition of Insight	-	624
Balance at end of year(a)	$1,178	$1,178
———

(a)	There were no accumulated goodwill impairment charges as of December 31, 2013 and 2012.

Annual Impairment Analysis

As of the July 1, 2013 and 2012 annual testing dates and based on qualitative assessments, it was determined that it was not more likely than not that the Sale/Exchange Cable Systems’ cable franchise rights and goodwill were impaired and, therefore, a quantitative assessment was not performed as part of the annual impairment testing. In making that determination, management

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

identified and analyzed qualitative factors, including factors that would most significantly impact a DCF valuation of the fair values of the cable franchise rights and the fair value of the Sale/Exchange Cable Systems’ reporting unit.

As of the July 1, 2011 annual testing date and based on a quantitative assessment, it was determined that the Sale/Exchange Cable Systems’ cable franchise rights and goodwill were not impaired. In making that determination for cable franchise rights, management performed a DCF analysis to estimate the fair value of cable franchise rights. In making that determination for goodwill, management performed a two-step process. In performing the first step of the goodwill impairment test and as allowed by authoritative guidance in effect as of the testing date, management carried forward the fair value ascribed to the Sale/Exchange Cable Systems’ reporting unit during its previous annual impairment test performed as of July 1, 2010, which was determined using a DCF analysis. The election to carry forward the fair value was based upon management’s determination, after reviewing events that had occurred and circumstances that had changed since its previous test, that the likelihood that the carrying amount of the Sale/Exchange Cable Systems’ reporting unit exceeded the fair value was remote. Additionally, under the previous test, the fair value of the Sale/Exchange Cable Systems’ reporting unit significantly exceeded the carrying value.

6.	EMPLOYEE BENEFIT PLANS

Pension Plans

Certain of the Sale/Exchange Cable Systems’ employees participate in two qualified defined benefit pension plans (collectively, the “Shared Plans”), which include the Time Warner Cable Pension Plan and the Time Warner Cable Union Pension Plan. The Shared Plans are sponsored by TWC and also include participants of other TWC subsidiaries. In addition, TWC provides a nonqualified defined benefit pension plan for certain Sale/Exchange Cable Systems’ employees. The Sale/Exchange Cable Systems account for the Shared Plans as multiemployer benefit plans. Accordingly, the Sale/Exchange Cable Systems do not record an asset or liability to recognize the funded status of the Shared Plans. The combined statement of operations includes pension expense related to the Shared Plans for costs directly attributable to the Sale/Exchange Cable Systems’ employees. Such costs totaled $23 million, $22 million and $24 million for the years ended December 31, 2013, 2012 and 2011, respectively. In addition, as discussed further in Note 7, allocations of pension expense related to certain members of TWC’s executive team and others who provide corporate-related services to the Sale/Exchange Cable Systems are recognized in “corporate charges from TWC and affiliates” in the combined statement of operations. As of December 31, 2013, the fair value of plan assets, accumulated benefit obligation and funded status of the Shared Plans were $3.124 billion, $2.166 billion and $574 million, respectively, as included in TWC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2014.

Defined Contribution Plan

The Sale/Exchange Cable Systems employees also participate in a defined contribution plan sponsored by TWC (the “TWC Savings Plan”). Employer contributions to the TWC Savings Plan are primarily based on a percentage of the employees’ elected contributions and are subject to plan provisions. The Sale/Exchange Cable Systems’ costs related to the TWC Savings Plan totaled $9 million, $9 million and $7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

7.	RELATED PARTY TRANSACTIONS

TWC provides certain management and administrative services to the Sale/Exchange Cable Systems (referred to as “shared support functions”) including, but not limited to, accounting and finance, information technology, executive management, legal, human resources, network operations and procurement. The operating costs and expenses associated with these services have been allocated to the Sale/Exchange Cable Systems on the basis of direct usage when identifiable, with the remainder allocated pro rata based on combined revenue, number of subscribers, headcount or other measures of the Sale/Exchange Cable Systems or TWC. The Sale/Exchange Cable Systems recognized allocations for shared support functions of $417 million, $407 million and $347 million for the years ended December 31, 2013, 2012 and 2011, respectively, which are reflected in “corporate charges from TWC and affiliates” in the combined statement of operations.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

TWC shares certain network assets that are operated over a national backbone and shared infrastructure, as well as other administrative sites, with the Sale/Exchange Cable Systems. The Sale/Exchange Cable Systems recognized charges for the use of such assets of $105 million, $86 million and $72 million for the years ended December 31, 2013, 2012 and 2011, respectively, which are reflected in “shared asset usage charges from TWC and affiliates” in the combined statement of operations.

Additionally, TWC primarily uses a centralized approach to cash management and financing of its operations with all related activity between the Sale/Exchange Cable Systems and TWC reflected in “TWC investment in the Sale/Exchange Cable Systems” in the combined balance sheet. Such transactions include (a) cash deposits from customer payments and other cash receipts that are transferred to TWC on a regular basis, (b) cash infusions from TWC to fund the Sale/Exchange Cable Systems’ operations, capital expenditures or acquisitions and (c) allocation of TWC’s shared support functions.

The Sale/Exchange Cable Systems’ transactions with certain of TWC’s equity-method investees for the years ended December 31, 2013, 2012 and 2011 consisted of the following (in millions):

	Year Ended December 31,
	2013	2012	2011
Revenue	$-	$-	$10

Costs and expenses:
Programming and content	$30	$27	$18
Other operating	4	5	3
Total	$34	$32	$21

8. INCOME TAXES

Taxable income generated by the Sale/Exchange Cable Systems has been included in the consolidated federal income tax returns of TWC and certain of its state income tax returns. Income taxes have been allocated to the Sale/Exchange Cable Systems as if such cable systems’ operations were held in a separate corporation that filed separate income tax returns. Management believes the assumptions underlying the allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the combined financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Sale/Exchange Cable Systems been held within a separate, stand-alone entity.

The current and deferred income tax provision for the years ended December 31, 2013, 2012 and 2011 consisted of the following (in millions):

	Year Ended December 31,
	2013	2012	2011
Federal:
Current	$254	$253	$198
Deferred	143	113	111
State:
Current	34	31	23
Deferred	18	38	7
Total	$449	$435	$339

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

The differences between income tax provision expected at the U.S. federal statutory income tax rate of 35% and income tax provision provided for the years ended December 31, 2013, 2012 and 2011 consisted of the following (in millions):

	Year Ended December 31,
	2013	2012	2011
Income tax provision at U.S. federal statutory rate	$415	$388	$318
State and local taxes, net of federal tax effects	34	45	20
Other	-	2	1
Total	$449	$435	$339

Significant components of deferred income tax liabilities, net, as of December 31, 2013 and 2012 consisted of the following (in millions):

	December 31,
	2013	2012
Cable franchise rights and customer relationships, net	$(2,273)	$(2,204)
Property, plant and equipment	(850)	(867)
Other	(1)	(2)
Deferred income tax liabilities	(3,124)	(3,073)
Net operating loss carryforwards(a)	155	269
Other	63	59
Deferred income tax assets	218	328
Deferred income tax liabilities, net(b)	$(2,906)	$(2,745)
———

(a)	Net operating loss carryforwards expire in varying amounts through December 2033.

(b)	Deferred income tax liabilities, net, includes current deferred income tax assets of $141 million and $159 million as of December 31, 2013 and 2012, respectively.

The Sale/Exchange Cable Systems recognize income tax benefits for those income tax positions determined more likely than not to be sustained upon examination, based on the technical merits of the positions. The reserve for uncertain income tax positions is included in “other liabilities” in the combined balance sheet. The impact of temporary differences and tax attributes are considered when calculating accruals for interest and penalties associated with the reserve for uncertain income tax positions. Accrued interest and penalties were insignificant to the combined balance sheet for all periods presented. In addition, interest and penalties recognized in the income tax provision were insignificant to the combined statement of operations for all periods presented.

In the third quarter of 2014, the Internal Revenue Service (the “IRS”) substantially completed the examination of the 2005 to 2007 income tax returns of TWC, which are periods prior to TWC’s separation from Time Warner Inc. (“Time Warner”), during which TWC was a consolidated subsidiary of Time Warner for tax purposes. In the third quarter of 2014, the IRS also completed the examination of TWC’s 2009 and 2010 income tax returns for periods after TWC’s separation from Time Warner. These examinations will not have a material impact on the combined financial position or results of operations of the Sale/Exchange Cable Systems. In addition, TWC is also subject to ongoing examinations of TWC’s tax returns by state and local tax authorities for various periods. Activity related to these state and local examinations did not have a material impact on the combined financial position or results of operations of the Sale/Exchange Cable Systems in 2013, nor is a material impact anticipated in the future.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

9. COMMITMENTS AND CONTINGENCIES

Contractual Obligations

The Sale/Exchange Cable Systems have obligations to make future payments for goods and services under certain contractual arrangements. These contractual obligations secure the future rights to various assets and services to be used in the normal course of the Sale/Exchange Cable Systems’ operations. For example, the Sale/Exchange Cable Systems are contractually committed to make certain minimum lease payments for the use of property under operating lease agreements. In accordance with applicable accounting rules, the future rights and obligations pertaining to firm commitments, such as operating lease obligations and certain purchase obligations under contracts, are not reflected as assets or liabilities in the combined balance sheet.

The Sale/Exchange Cable Systems’ rent expense, which primarily includes facility rental expense and pole attachment rental fees, totaled $31 million in 2013, $32 million in 2012 and $21 million in 2011. The Sale/Exchange Cable Systems have lease obligations under various operating leases including minimum lease obligations for real estate and operating equipment.

The minimum rental commitments under long-term operating leases during the next five years are $19 million in 2014, $17 million in 2015, $16 million in 2016, $11 million in 2017, $5 million in 2018 and $6 million thereafter.

TWC enters into contracts with cable television networks and broadcast stations to provide programming services to the Sale/Exchange Cable Systems’ subscribers. The estimated future programming costs for these contract requirements and commitments, as included in the table below, are based on subscriber numbers and tier placement as of December 31, 2013 applied to the per-subscriber rates contained in such contracts. Actual amounts due under such contracts may differ from the amounts included in the table below based on the actual subscriber numbers and tier placements. These amounts also include programming rights negotiated directly with content owners for distribution on TWC-owned channels or networks.

The following table summarizes aggregate contractual obligations outstanding as of December 31, 2013 under certain programming and content purchase agreements, as discussed above, and various other data processing and fiber-related contractual obligations, as well as the estimated timing and effect that such obligations are expected to have on the Sale/Exchange Cable Systems’ liquidity and cash flows in future periods (in millions):

2014	$1,207
2015 - 2016	2,113
2017 - 2018	1,434
Thereafter	784
Total	$5,538

Legal Proceedings

On August 9, 2010, the plaintiffs in Michelle Downs and Laurie Jarrett, et al. v. Insight Communications Company, L.P. filed a second amended complaint in a purported class action in the U.S. District Court for the Western District of Kentucky alleging that Insight Communications Company, L.P. violated Section 1 of the Sherman Antitrust Act by tying the sales of premium cable television services to the leasing of set-top converter boxes. The plaintiffs are seeking, among other things, unspecified treble monetary damages and an injunction to cease such alleged practices. On July 19, 2013, TWC filed a motion for summary judgment, which argued that Insight Communications Company, L.P. did not coerce the plaintiffs to lease a set-top converter box, a necessary element of the plaintiffs’ claim. On July 29, 2014, the court granted TWC’s summary judgment motion and entered judgment in TWC’s favor and, on August 26, 2014, the plaintiffs filed a motion for reconsideration. TWC intends to defend against this lawsuit vigorously, but is unable to predict the outcome of this lawsuit or reasonably estimate a range of possible loss.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

TWC and the Sale/Exchange Cable Systems are subject to other legal proceedings and claims that arise in the ordinary course of business. The final disposition of these claims is not expected to have a material adverse effect on the combined financial condition of the Sale/Exchange Cable Systems, but could possibly be material to its combined results of operations. Further, no assurance can be given that any adverse outcome would not be material to the combined financial position of the Sale/Exchange Cable Systems.

10.	ADDITIONAL FINANCIAL INFORMATION

Other Current Liabilities

Other current liabilities as of December 31, 2013 and 2012 consisted of the following (in millions):

	December 31,
	2013	2012
Accrued sales and other taxes	$45	$55
Accrued compensation and benefits	45	45
Accrued franchise fees	29	30
Accrued insurance	22	20
Other accrued expenses	77	81
Total other current liabilities	$218	$231

Revenue

Revenue for the years ended December 31, 2013, 2012 and 2011 consisted of the following (in millions):

	Year Ended December 31,
	2013	2012	2011
Residential services	$4,757	$4,607	$3,634
Business services	525	433	309
Advertising	199	225	147
Other	22	21	20
Total revenue	$5,503	$5,286	$4,110

Merger-related and Restructuring Costs

Merger-related and restructuring costs for the years ended December 31, 2013, 2012 and 2011 consisted of (in millions):

	Year Ended December 31,
	2013	2012	2011
Merger-related costs(a)	$10	$53	$5
Restructuring costs(b)	11	7	5
Total merger-related and restructuring costs	$21	$60	$10
———

(a)
Merger-related costs in 2013 were incurred in connection with the Insight acquisition. Merger-related costs in 2012 and 2011 were incurred in connection with the acquisitions of Insight and the NewWave cable systems. As of December 31, 2013, accruals for merger-related costs were $5 million, of which $4 million is classified as a current liability in the combined balance sheet. Amounts are expected to be paid through January 2015.

(b)
Restructuring costs primarily related to employee terminations ($10 million in 2013, $7 million in 2012 and $5 million in 2011). As of December 31, 2013, accruals for restructuring costs were $9 million, which is classified as a current liability in the combined balance sheet.

TWC CABLE SYSTEMS TO BE SOLD OR EXCHANGED IN THE
DIVESTITURE TRANSACTIONS WITH CHARTER COMMUNICATIONS, INC.
(A Carve-Out of Time Warner Cable Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Supplemental Cash Flow Information

Additional financial information with respect to cash payments for the years ended December 31, 2013, 2012 and 2011 is as follows (in millions):

	Year Ended December 31,
	2013	2012	2011
Cash paid for interest(a)	$-	$13	$-
Cash paid for income taxes(b)	$288	$283	$222
———

(a)	Cash paid for interest in 2012 primarily relates to interest accrued on debt assumed in the Insight acquisition.

(b)	Cash paid for income taxes represents amounts settled with TWC for income taxes.